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                            AMENDMENT

    The Custodian Contract dated August 28, 1987 between ACM

Government Income Fund, Inc. (the "Fund") and State Street Bank

and Trust Company (the "Custodian") is hereby amended as follows:

    I.   Section 2.1 is amended to read as follows:

    "Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property,

including all securities owned by the Fund, other than (a)

securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the

Treasury, collectively referred to herein as "Securities System"

and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct

Paper") which is deposited and/or maintained in the Direct Paper

System of the Custodian pursuant to Section 2.12.A."

    II.  Section 2.2 is amended to read, in relevant part as

follows:

    "Delivery of Securities. The Custodian shall release and

deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian or in the

Custodian's Direct Paper book entry system account ("Direct Paper

System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:




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    1) . . . .

    .

    .

    .

    14). . . . ."

    III. Section 2.8(1) is amended to read in relevant part as follows:

    "Payment of Fund Monies.  Upon receipt of Proper

Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

         1)   Upon the purchase of securities, options, futures

              contracts or options on futures contracts for the

              account of the Fund but only (a) against the

              delivery of such securities or evidence of title to

              such options, futures contracts or options on

              futures contracts, to the Custodian (or any bank,

              banking firm or trust company doing business in the

              United States or abroad which is qualified under

              the Investment Company Act of 1940, as amended, to

              act as a custodian and has been designated by the

              Custodian an its agent for this purpose) registered

              in the name of the Fund or in the name of a nominee

              of the Custodian referred to in Section 2.3 hereof

              or in proper form for transfer; (b) in the case of




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              a purchase effected through a Securities System, in

              accordance with the conditions set forth in Section

              2.12 hereof or (c) in the case of a purchase

              involving the Direct Paper System, in accordance

              with the conditions set forth in Section 2.12A; or

              (d) in the case of repurchase agreements entered

              into between the Fund and the Custodian, or another

              bank, or a broker-dealer which in a member of NASD,

              (i) against delivery of the securities either in

              certificate form or through an entry crediting the

              Custodian's account at the Federal Reserve Bank

              with such securities or (ii) against delivery of

              the receipt evidencing purchase by the Fund of

              securities owned by the Custodian along with

              written evidence of the agreement by the Custodian

              to repurchase such securities from the Fund;"

    IV.  Following Section 2.12, there is inserted a new Section

2.12.A to read as follows:

2.12.A   "Fund Assets Held in the Custodian's Direct Paper

System. The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian

subject to the following provisions:

         1)   No transaction relating to securities in the Direct

              Paper System will be effected in the absence of

              Proper Instructions;




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         2)   The Custodian may keep securities of the Fund in

              the Direct Paper System only if such securities are

              represented in an account ("Account") of the

              Custodian in the Direct Paper System which shall

              not include any assets of the Custodian other than

              assets held as a fiduciary, custodian or otherwise

              for customers;

         3)   The records of the Custodian with respect to

              securities of the Fund which are maintained in the

              Direct Paper System shall identify by book-entry

              those securities belonging to the Fund;

         4)   The Custodian shall pay for securities purchased

              for the account of the Fund upon the making of an

              entry on the records of the Custodian to reflect

              such payment and transfer of securities to the

              account of the Fund. The Custodian shall transfer

              securities sold for the account of the Fund upon

              the making of an entry on the records of the

              Custodian to reflect such transfer and receipt of

              payment for the account of the Fund;

         5)   The Custodian shall furnish the Fund confirmation

              of each transfer to or from the account of the

              Fund, in the form of a written advice or notice, of

              Direct Paper on the next business day following

              such transfer and shall furnish to the Fund copies




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              of daily transaction sheets reflecting each day's

              transaction in the Securities System for the

              account of the Fund;

         6)   The Custodian shall provide the Fund with any

              report on its system of internal accounting control

              as the Fund may reasonably request from time to

              time."

    V.   Section 9 is hereby amended to read as follows:

    "Effective Period, Termination and Amendment

    This Contract shall become effective as of its execution,

shall continue in full force and effect until terminated as

hereinafter provided, may be amended at any time by mutual

agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under

Section 2.12 hereof in the absence of receipt of an initial

certificate of the Secretary or an Assistant Secretary that the board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an annual

certificate of the Secretary or an Assistant Secretary that the

Board of Directors has reviewed the use by the Fund of such

Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the




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Custodian shall not act under Section 2.12.A hereof in the

absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the

Fund may at any time by action of its Board of Directors (i)

substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii)

immediately terminate this Contract in the event of the

appointment of a conservator or receiver for the Custodian by the

Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

    Upon termination of the Contract, the Fund shall pay to the

Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements."

    Except as otherwise expressly amended and modified herein,

the provisions of the Custodian Contract shall remain in full force and effect.




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    IN WITNESS WHEREOF, each of the parties hereto has caused

this Amendment to be executed in its name and on its behalf by its duly authorized representatives and its Seal to be hereto affixed as of the 8th day of March, 1989.



ATTEST:

___________________________  By: __________________________


ATTEST:                      STATE STREET BANK AND TRUST COMPANY


___________________________  By: __________________________
    Assistant Secretary             Vice President

































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